UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WOWIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	27-2908187
(State of incorporation	(IRS Employer
or organization)	Identification No.)

626 North Doheny Drive, West Hollywood, California 90069

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered
None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [  ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Wowio, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.0001 per share appearing under the caption “Description of Securities” contained in the Registrant’s registration statement on Form S-1/A filed with the Securities and Exchange Commission on January 8, 2014, as amended.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Certificate of Formation and amendments thereto (Filed as exhibit to S-1 filed on October 22, 2012 and incorporated herein by reference.)

3.2	Certificate of Amendment to Certificate of Formation (Filed as exhibit to 8-K filed on January 23, 2014 and incorporated herein by reference.)

3.3	Certificate of Amendment to Certificate of Designation of Series A Preferred Stock (Filed as exhibit to 8-K filed on January 23, 2014 and incorporated herein by reference.)

3.4	Bylaws (Filed as exhibit to S-1 filed on October 22, 2012 and incorporated herein by reference.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WOWIO, INC.

Date: June 12, 2014	By:	/s/ Brian Altounian
Brian Altounian Chief Executive Officer